Exhibit 5.1   BN 71251158v2 December 22, 2022 Washington Federal, Inc. 425 Pike Street Seattle, Washington 98101 Ladies and Gentlemen: We have acted as legal counsel to Washington Federal Inc., a Washington corporation (the “Company”), in connection with the preparation and filing by the Company of its Registration Statement (and included prospectus) on Form S-3 under the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”), registering the offer and sale of up to 500,000 shares of the Company’s Common Stock, par value $1.00 per share (the “Shares”), pursuant to the Company’s Dividend Reinvestment Plan (the “DRIP”) as described in the Prospectus dated December 23, 2022 (the “Prospectus”) that forms a part of the Company’s effective registration statement on Form S-3 of even date therewith (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”). We have reviewed, among other things, the Company’s articles of incorporation and bylaws, in each case as amended and restated prior to the date hereof, each in the form certified to us by an officer of the Company whom we believe to be reliable and competent as to such matters. We have further reviewed the DRIP and certain related agreements, and records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the offer and sale of the Shares to be issued pursuant to the DRIP. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and in certificates from one or more officers of the Company and, where we deemed it appropriate, we have made such other factual inquiries as we deemed necessary to render this opinion. In rendering our opinion, we have also made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions. Without limiting the generality of the foregoing, in rendering the opinions expressed herein, we have assumed, without independent inquiry or investigation, that (i) all documents submitted to us as originals are authentic and complete, (ii) all

Washington Federal, Inc. December 22, 2022 Page 2 BN 71251158v2 documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed or incorporated by reference as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and of officers of the Company that we reviewed were and are accurate, and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate. In addition, we have assumed the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company. We have also assumed that at the time of the sale of the Shares from time to time, (i) the Company will continue to be incorporated and in existence in its jurisdiction of organization, (ii) all Shares will be issued and sold in accordance with the DRIP, in compliance with applicable federal and state securities laws, and in the manner described in the Registration Statement, the Prospectus and any applicable prospectus supplement, (iii) the resolutions of the board of directors of the Company, as reflected in the minutes and proceedings of the Company, will not have been modified or rescinded, and (iv) there will not have occurred any change in the laws affecting the authorization, issuance, sale or validity of the Shares. Based on the foregoing and subject to the qualifications set forth herein, as of the date hereof, we are of the opinion that, following the issuance and sale of the Shares in accordance with the terms of the DRIP, the Shares will be validly issued, fully paid, and nonassessable. Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth above, we do not express any opinion concerning laws other than the Federal securities laws of the United States and the laws of the State of Washington. We express no opinion as to the laws (including state securities or “blue sky” laws) of any other jurisdiction. Our opinion is expressed as of the date hereof and is based on laws currently in effect. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change. We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Company’s Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. Very truly yours, /s/ BUCHALTER BUCHALTER A Professional Corporation